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                                                      EXHIBIT 10.5
                                                      ------------


                           ASSET PURCHASE AGREEMENT


     THIS AGREEMENT, dated this         day of April, 1996, is between Quality
Broadcasters of California, L.P. a California limited partnership, ("Seller"), and Alta California Broadcasting, Inc., a corporation ("Buyer").

                                  BACKGROUND

     Seller holds certain licenses, permits and authorizations issued by the Federal Communications Commission (the "Commission") for the operation of Radio Station KNNN ("K9") licensed to Central Valley, California, and related translator facilities and translator station applications (hereinafter, the "Station"). Buyer and Seller have agreed that Seller shall transfer and Buyer shall acquire the Station and the broadcasting business associated therewith, including substantially all of the assets owned or held by Seller and used or intended for use in the conduct of the business and operations of the Station, on the terms and subject to the conditions specified herein.

     NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, the parties, intending to be legally bound, and subject to the prior approval of the Commission, mutually agree as follows:

                                   SECTION 1

                             CONVEYANCE OF ASSETS

     1.1 Included Assets. Subject to Section 1.2 (Excluded Assets) below, on the Closing Date (hereinafter defined), Seller shall sell, assign, transfer, convey, set over, and deliver to Buyer, and Buyer shall purchase and/or accept assignment of, all the assets, tangible and intangible, real, personal or mixed, used and/or useful in the operation of the Station, including without limitation all land, buildings, towers, antennas, transmitters, equipment and furniture (including the business of the Station as a going concern), which are owned or held by Seller and used or intended for use in the conduct of the business and operations of the Station, including all such property acquired by Seller between the date hereof and the Closing Date, consisting of the following (hereinafter collectively the "Assets"), free and clear of all debts, claims, liens, and encumbrances of any kind or nature whatsoever, except as to any obligation or liability that Buyer expressly agrees herein to accept.

          (a) Authorizations. All licenses, permits authorizations, waivers and temporary authorizations, issued or granted by the Commission for the operation of the Station, together with any additional or modified authorizations pertaining to the Station, including authorizations issued between the date hereof and the Closing Date, and any applications to the Commission pertaining to the Station submitted prior to the Closing Date (collectively, the "Commission Authorizations"), and all of Seller's rights in and to the call letters, together with all other licenses, permits and authorizations issued to Seller by any governmental authority which are used or intended for use in the conduct of the business and operations of the Station, including but not limited to the authorizations listed on Schedule A.

          (b) Tangible Personal Property. The fixed assets and tangible personal property, including but not limited to all towers, antennas, transmitters, equipment, office furniture and fixtures, office materials and supplies, tools, inventory, spare parts, music libraries and other tangible personal property owned or held by Seller and used or intended for use in the conduct of the business and operations of the Station, listed on Schedule B, together with such replacements, additions and alterations thereto made between the date hereof and the Closing Date (collectively the "Tangible Personal Property").

          (c) Real Property. The leasehold interests in real property described on Schedule C, along with Seller's interest in the buildings, structures and improvements located thereon, and any rights or appurtenances thereto, together with any additions thereto between the date hereof and the Closing Date (collectively the "Real Property").

          (d) Agreements. Subject to Sections 1.3 and 1.4 hereof, those business contracts, leases, including the leases for the studio and transmitter sites, agreements, commitments, options, rights and interests, written or oral, of Seller or to which Seller is a party, relating to the conduct of the business and operations of the Station (collectively the "Agreements") which are listed and contained in Schedule D.

          (e) Intangibles. All right, title and interest of Seller in and to all trademarks, tradenames, service marks, copyrights, jingles, licenses, permits and privileges owned or held by Seller and used or intended for use in the conduct of the business and operations of the Station, and to the call letters, including but not limited to the intangible property listed on Schedule E and intangible property acquired by Seller and used in the operation of the Station between the date hereof and the Closing Date (collectively the "Intangibles").

          (f) Business Records. All files, records and logs relating to the conduct of the business and operations of the Station as Buyer may reasonably request, including but not limited to public file copies of all filings with the Commission, executed copies of all Agreements and all research reports or marketing studies (collectively the "Business Records").

     1.2 Excluded Assets. It is expressly understood and agreed that the Assets shall not include the following:

          (a) Prepaid expenses, contract deposits (except to the extent Buyer will be liable for obligations secured by such deposits), cash and liquid investments, such as certificates of deposit, Treasury bills and other marketable securities:

          (b) Any federal, state or local income tax refunds and/or claims for such refunds, any income tax benefits available as a result of operations for periods prior to the Closing and any loss carryovers and income tax prepayments;

          (c) Seller's minute books, charter documents and other similar organizational documents; and

          (d)  Seller's accounts receivable.

     1.3  Assumption of Obligations.  On the Closing Date and subject to
Section 1.4 below, Buyer shall assume and undertake to pay, satisfy or discharge the liabilities, obligations and commitments of Seller under the Agreements which first accrue and are to be performed or satisfied after the Closing Date, to the extent that such obligations arise out of Buyer's conduct of the business of the Station and/or ownership of the Assets after the Closing Date. Except as expressly provided in this Agreement, Buyer shall not assume or be deemed to assume any other liabilities or obligations of Seller, whether known or unknown, including but not limited to obligations of Seller to its employees.

     1.4 Limitation. Notwithstanding the first clause in Section 1.3 above, Buyer shall not be required or deemed to assume (a) any agreement for which written consent to assignment is required but has not been obtained by the Closing Date, or (b) any Material Agreement not listed on Schedule D.
"Material Agreements" includes all agreements except (a) agreements for the sale of advertising time entered into in the ordinary course of business for cash in accordance with established rates and with not more than thirteen (13) weeks remaining in their present term; (b) agreements terminable by Seller without payment of premium or penalty upon no more than thirty (30) days notice and that do not require aggregate monthly monetary payments in excess of $1,000; and (c) agreements that impose no material non-monetary obligation.

                                   SECTION 2

                                 CONSIDERATION

     2.1 Assets. The purchase price for the Assets shall be Eight Hundred Twenty-Five Thousand Dollars ($825,000) (the "Purchase Price").

     2.2  Manner of Payment.  The Purchase Price shall paid as follows:

          (a) The sum of $325,000-00 on the Closing Date by or cashier's check bank wire transfer of immediately available funds in accordance with Seller's instructions.

          (b) The sum of $500,000.00, plus interest at the rate of 8.5% per annum, with monthly payments of principal and interest in the amount of $6,199.28, with the remaining unpaid balance of principal and interest due and payable 5 years from the Closing Date, pursuant to the terms of a promissory note (the "Note") in the form as set forth in Schedule F of this Agreement.

     2.3 Escrow. Buyer has deposited with the Exline Company, as Escrow Agent, the sum of $40,000.00 as a Purchase Escrow which sum shall be held and disbursed by the Escrow Agent pursuant to the terms of an Escrow Agreement attached hereto and made a part hereof as Schedule G.

     2.4  Security for Note.  As security for the Note, Buyer shall deliver:

          (a) A Security Agreement in the form as set forth in Schedule H to this Agreement evidencing a senior security interest in the Assets, and UCC-1 Form(s) perfecting the security interest of Seller in the Assets acceptable for filing with the Office of the California Secretary of State and the County Recorder of Shasta County.

          (b) A Pledge Agreement in the form as set forth in Schedule I to this Agreement evidencing the pledge of all of the issued and outstanding capital stock of Buyer to secure the payments due Seller under the Note.

          (c) The Personal Guaranties of John Power [and all of the shareholders of Buyer] in the form set forth in schedule J to this Agreement guarantying the payments due Seller under the Note.

(The Security Agreement, Pledge Agreement and Personal Guaranties described in this Section 2.4 are hereinafter collectively referred to as the "Security Documents".)

     2.5 Non-Competition. As additional consideration, Seller and principals of Seller shall enter into the Non-Competition agreement substantially in the form of Schedule K in which Seller agrees not to compete or have any interest in a radio station licensed to any community in Shasta County after the Closing for a three (3) year period. The agreement shall provide for termination of obligations upon the sale of the Station by Buyer prior to the end of the three
(3) year period.

                                   SECTION 3

                                    CLOSING

     3.1 Time and Place. Subject to the satisfaction of the conditions to closing, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Keck, Mahin & Cate at 10:00 A.M., on the earlier of (i) a date determined by mutual agreement of Buyer and Seller, or (ii) ten (10) business days after the date on which the approvals of the Commission required for the consummation of the transactions contemplated hereby shall have become a Final Order, (the "Closing Date"). "Final Order" means a published order or other published action by the Commission granting its consent to the assignment of all licenses, permits and authorizations issued or granted by the Commission for the operation of the Station to Buyer without any conditions adverse to Seller or Buyer, and as to which order or other action the time for filing a request for agency reconsideration or judicial review or for the Commission's review of staff action or other appeal, protest, request for stay, or petition for rehearing, reconsideration, or review shall have expired without any such filing having been made or, if made, such request or other action shall have been denied, dismissed or withdrawn and the time for instituting any further proceedings shall have expired. The foregoing notwithstanding, in the event Buyer waives the requirement that the FCC's consent shall have become a Final Order, then the Closing shall take place after FCC consent has been granted, on a date specified by Buyer on not less than 10 days written notice to Seller and only in the event Buyer and Seller enter into an agreement (the "Unwind Agreement") regarding the handling of the proceeds and the Station during the period before the FCC's consent becomes a Final Order.

     3.2 Seller's Closing Deliveries. At the Closing, Seller shall deliver to Buyer, in form and substance satisfactory to Buyer's counsel, the following (collectively "Seller's Closing Documents"):

          (a) Instruments of Conveyance. Deeds, bills of sale, endorsements, assignments and other instruments of conveyance and transfer sufficient in form and substance to convey the Assets to Buyer, including but not limited to the following:

               (i) Assignments of Seller's interest in all leasehold interests in the Real Property (together with estoppel certificates in form and substance satisfactory to Buyer);

               (ii)   Bills of sale for the Tangible Personal Property;

               (iii) Assignments of the Commission Authorizations and any other government authorizations;

               (iv)   Assignments of all Agreements;

               (v)    Assignments of the Intangibles;

               (vi)   The consents described in Section 10.1(f) hereof; and

               (vii) Such other instruments or documents as Buyer may reasonably request in connection with the transfer of the Assets.

          (b) Opinion of Seller's Counsel. An opinion of Keck, Mahin & Cate, counsel to Seller, in form and substance similar to the following:

               (1) Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California.

               (2) Seller has full power and authority to own and operate the Station and to enter into and perform the Agreement and the transactions contemplated thereby.

               (3) The execution, delivery and performance of the Agreement by Seller have been duly authorized by all necessary action of the partners of Seller, including approval of the transaction by the requisite vote of Seller's general and limited partners. The Agreement and Seller's Closing Documents have been duly executed and delivered by Seller, and constitute valid and binding obligations of Seller, enforceable in accordance with their terms, except as they may be rendered unenforceable in the future by applicable bankruptcy or other similar laws and the exercise of judicial discretion in accordance with general equitable principles.

               (4) The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby, (a) will not violate any provisions of Seller's limited partnership agreement, (b) will not result in the breach of, constitute a default under, or result in the imposition of any lien or encumbrance on any of the Assets pursuant to, any contract or agreement known to counsel (after reasonable inquiry) and to which Seller is a party or by which it is bound, and (c) to the best of their knowledge, will not violate any laws, regulations, orders or judgments applicable to Seller. Other than the Communications Act of 1934 and the rules and regulations promulgated thereunder, no consent, approval or authorization of, or any filing with, any governmental authority is required for the execution, delivery and performance of this Agreement by Seller.

               (5) To the best of their knowledge, (a) there is no litigation, proceeding or investigation of any nature pending or threatened against Seller
(b) no judgment, award, order or decree has been rendered against Seller which could affect, or which seeks to enjoin, prohibit or otherwise challenge, the transactions contemplated by this Agreement or which would have an adverse effect on Seller's ability to perform under this Agreement.

          (c)  Records.  The Business Records or copies thereof.

          (d) Certificates. Certificates of Seller, executed by its Managing Partner certifying as to the matters set forth in Sections 10.1(c) and 10.1(d) hereof.

     3.3 Buyer's Closing Deliveries. At the Closing, Buyer shall deliver to Seller, in form and substance satisfactory to Seller's counsel, the following ("Buyer's Closing Documents"):

          (a)  Cash.  The cash portion of the Purchase Price.

          (b) Note and Security Documents. The Note and the Security Documents which have been duly executed.

          (b) Opinion of Buyer's Counsel. An opinion of _________________, counsel to Buyer, to the effect that:

               (1) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of ________________________, and is duly qualified as a foreign corporation and is in good standing under the laws of the State of California.

               (2) Buyer has full corporate power and authority to own and operate the Station and to enter into and perform the Agreement and the transactions contemplated thereby.

               (3) The execution, delivery and performance of the Agreement by Buyer have been duly authorized by all necessary corporate action, including approval by the requisite vote of Buyer's board of directors. The Agreement and Buyer's Closing Documents have been duly executed and delivered by Buyer
and     constitute valid and binding obligations of Buyer, enforceable in accordance with their terms, except as they may be rendered unenforceable in the future by applicable bankruptcy or other similar laws and the exercise of judicial discretion in accordance with general equitable principles.

               (4) The execution, delivery and performance of the Agreement, the consummation of the transactions contemplated thereby and the compliance with the provisions thereof by Buyer (a) will not violate any provisions of Buyer's corporate charter or bylaws, (b) will not result in the breach of, or constitute a default under, any contract or agreement known to counsel (after reasonable inquiry) and to which Buyer is a party or by which it is bound and
(c) to the best of their knowledge, will not violate any laws, regulations, orders or judgments applicable to Buyer" Subject to the Communications Act of 1934 and the rules and regulations promulgated thereunder, no consent, approval or authorization of, or any filing with, any governmental authority is required for the execution, delivery and performance of the Agreement by Buyer.

               (5) To the best of their knowledge, (a) there is no litigation, proceeding or investigation of any nature pending or threatened against Buyer
(b) no judgment, award, order or decree has been rendered against Buyer which could affect, or which seeks to enjoin, prohibit or otherwise challenge, the transactions contemplated by this Agreement or which would have an adverse effect on Buyer's ability to perform under this Agreement.

          (c) Certificate. A certificate of Buyer executed by Buyer's Chief Executive Officer or President certifying as to the matters set forth in Sections 10.2(b) and 10.2(c).

                                   SECTION 4

                          ADJUSTMENTS AND PRORATIONS

     4.1 Proration of Income and Expenses. All income and expenses arising from the conduct of the business and operations of the Station shall be prorated between Buyer and Seller in accordance with generally accepted accounting principles as of 11:59 p.m. on the day immediately preceding the Closing Date. Such prorations shall include, without limitation, all ad valorem, real estate and other property taxes (but excluding taxes arising by reason of the transfer of the Assets, which shall be paid by Seller), business and license fees, wages and salaries (and accruals for vacation and sick pay only) of those employees Buyer is offering employment (but not including accruals for bonuses, commissions and severance pay for any employee or accruals for bonuses, commissions, vacation pay, sick pay, and severance pay for any employee not hired by Buyer on Closing date, all of which obligations, if any, shall remain the responsibility of Seller), utility expenses, time sales agreements, trade and barter agreements (to the extent provided in Section 4.2 below), license fees, and all other income and expenses attributable to the ownership and operation of the Station. Prorations under this Section 4.1 shall, insofar as feasible, be determined and paid on the Closing Date, with Buyer and Seller to use best efforts to achieve final settlement within thirty (30) days after the Closing Date.

     4.2 Trade and Barter Agreements. Seller will use reasonable efforts to cause its advertisers to use the broadcast time available under all existing arrangements for the exchange of advertising time for consideration other than money ("Trade-out Agreement") prior to Closing. Providing that Seller uses its reasonable efforts to cause the trade to be used, the obligation to run advertising not used prior to the Closing shall be assumed by Buyer and the difference between the value of the spots to be run after Closing (valued at the rate card in effect at the date of Closing) and the reasonable fair market value of goods or serviceS still to be delivered after Closing by the advertiser with respect to said Trade-out Agreements shall be deducted from the price paid to Seller at Closing but only if and to the extent that Buyer shall be obligated to broadcast advertising time valued at more than $10,000 over the value of goods or services to be delivered to Buyer under the Trade-out Agreements.

                                   SECTION 5

                   APPLICATION TO AND CONSENT BY COMMISSION

     5.l Commission Consent. Consummation of the purchase and sale provided for herein and the performance of the obligations of Seller and Buyer under this Agreement are subject to the condition that the Commission shall have given its consent in writing to the assignment of the Commission Authorizations to Buyer and such consent shall have become a Final Order.

     5.2  Application for Commission Consent.

          (a) Each party agrees to file with the Commission its respective portion of an assignment application with respect to the Station (the "Assignment Application") within ten (10) business days after the date hereof and said application shall be substantially complete, in proper form and substance. Seller and Buyer agree to prosecute the Assignment. Application with diligence and to use their best efforts and to cooperate with each other in seeking the Commission's approval of the transactions contemplated hereunder. Each party further agrees to prepare expeditiously Assignment Application amendments whenever such amendments are required by the Commission or its rules or requested by the Commission's staff.

          (b) Except as otherwise provided herein, each party will be solely responsible for the expenses incurred by it in the preparation, filing and prosecution of its respective portion of the Assignment Application. All filing fees and grant fees imposed by the Commission shall be paid l/2 each by Seller and Buyer Prior to Closing, Seller shall be responsible for the annual regulatory fees.

                                   SECTION 6

                              ACCOUNTS RECEIVABLE

     At the Closing, Seller shall assign to Buyer, for purposes of collection only, all accounts receivable arising out of the conduct of the business and operations of the Station prior to the Closing Date. Seller shall deliver to Buyer within ten (10) days after the Closing Date a complete and detailed statement of such accounts receivable for the Station, showing the name, amount and age of each such account receivable, and Buyer shall cause its employees to cooperate with Seller in the preparation of such statement Buyer shall undertake to bill such account debtors for any amounts unbilled by Seller by reason of the occurrence of the Closing Date prior to the date on which Seller normally and customarily would bill such account debtors. Buyer shall make reasonable efforts on Seller's behalf to collect the accounts receivable assigned hereunder for a period of one hundred twenty (120) days after the Closing Date. On or before the tenth (10th) day following the end of such one hundred twenty (120) day period, Buyer shall furnish Seller with a list of, and pay over to Seller, the amounts collected during the one hundred twenty (120) day period with respect to such accounts receivable. Any payment received by Buyer during the one hundred twenty (120) day period from any customer owing any such account receivable shall first be applied ln reduction of such account, unless such customer disputes his obligation therefor, in which case Buyer shall promptly return all records relating to such disputed account to Seller and shall have no further obligation with respect to the collection thereof. On or before the tenth (10th) day following the expiration of such one hundred twenty (120)day period, Buyer shall (i) furnish to Seller an accounting of, and remit to Seller, the amounts collected under such accounts receivable, and (ii) furnish Seller with a list of, and shall reassign to Seller, without recourse to Buyer, all of Seller's accounts receivable which then remain uncollected and thereafter Buyer shall have no further obligation under this Section 6. Buyer shall not be obligated to refer any of the accounts receivable assigned to it for collection hereunder to a collection agency or to an attorney for collection, and Buyer shall not make any such referral or compromise, nor settle or adjust the amount of any such account receivable, except with the approval of Seller. It is expressly understood and agreed that Seller shall be free to take any action it may deem appropriate with respect to any account receivable reassigned to it, whether before or after the expiration of the one hundred twenty (120) day period, but that Seller shall not take any action with respect to collecting any account receivable during the 120 day period unless that account has been reassigned to Seller.

                                   SECTION 7

                   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer as follows:

     7.1 Organization and Standing. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California. Seller has full legal power and authority to own the Assets and to carry on the business of the Station as it is presently conducted.

     7.2 Authority. Seller has the legal power and authority to execute, deliver and perform this Agreement and the transactions or documents contemplated hereby. The execution, delivery and performance of this Agreement and Seller's Closing Documents have been duly authorized by Seller's general and limited partners.

     7.3 Binding Effect of Agreement. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against it in accordance with its terms. Upon execution, the Seller's Closing DocumentS will constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as they may be rendered unenforceable in the future by applicable bankruptcy or other similar laws and the exercise of judicial discretion in accordance with general equitable principles.

     7.4 Conflicts. Except as described in Schedule N, the execution, delivery and performance by Seller of this Agreement do not violate any charter, bylaw, or contract provision or other commitment to which Seller is a party or under which it or its property are bound, or any law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority, and will not result in the creation or imposition of any lien, charge, security interest, or encumbrance of any nature whatsoever upon any of the Assets. Seller will obtain all consents and discharges necessary to perform its obligations hereunder on or prior to the Closing Date.

     7.5  Financial Representations.

          The Financial Statements have been prepared on an accrual basis in accordance with accounting principles applied on a basis consistent with all prior periods. The Financial Statements present fairly the financial condition, assets, liabilities and results of the operations of the Station as of their dates and for the periods indicated. "Financial Statements" shall mean (i) an unaudited balance sheet of Seller as of 12\31\95, and (ii) an unaudited income statement of Seller for the twelve months ended 12\31\95. There have been no material changes to Seller's business or operation since the date of preparation of the most recent Financial Statement which would render the Financial StatementS misleading in any material respect.

     7.6 Real Property. Schedule C contains descriptions of all real property currently owned or leased by Seller, and used or intended for use in the conduct of the business and operations of the Station. Seller has delivered to Buyer true and complete copies of all leases listed in Schedule C (including any and all amendments and other modifications of such leases), which leases are valid, binding and enforceable in accordance with their terms, except as they may be rendered unenforceable in the future by applicable bankruptcy or other similar laws and the exercise of judicial discretion in accordance with general equitable principles. Except with respect to those leases designated in Schedule C as requiring the consent of a third party, Seller has full legal power and authority to assign its rights under all of the leases listed in Schedule C. All property listed in Schedule C (including the improvements thereon) is in good condition and repair and available for immediate use in the conduct of the business and operations of the Station. None of Seller's property fails to comply in any material respect with any applicable building or zoning code or regulation of any governmental authority having jurisdiction. The property, whether owned or leased by Seller, described in Schedule C includes all such property necessary to conduct the business and operations of the Station as now conducted. To the best of Seller's knowledge, except as disclosed on Schedule C, there is no condemnation pending or threatened against any of the properties leased by Seller nor any pending or threatened interruption in the provisions of utilities to any of the properties leased by Seller.

     7.7 Tangible Personal Property. Seller is the owner of and has marketable title to all of the Tangible Personal Property listed in Schedule B, free and clear of all liens, charges, encumbrances, restrictions, debts, demands, or claims of any kind or nature whatsoever, except liens pursuant to the agreements listed in Schedule D, which shall be discharged on the Closing
Date by application of the proceeds of the sale of the Assets.   Schedule B
contains descriptions of all Tangible Personal Property and assets owned or held by Seller and used or useful in the conduct of the business and operations of the Station. The transmitting and studio equipment of the Station are in good operating condition and repair (ordinary wear and tear excepted), have been installed and maintained in accordance with good engineering practice, and permit the Stations to operate in accordance with the Commission Authorizations and the rules and regulations of the Commission. All other Tangible Personal Property used in the operation of the Station is likewise in good operating condition and repair (ordinary wear and tear excepted). The use of all Tangible Personal Property is in compliance in all material respects with all applicable statutes, ordinances, rules and regulations, federal, state and local The Tangible Personal Property listed in Schedule B includes all such property now used to conduct the business and operations of the Station, and is sufficient to permit the operation of Station within the rules and regulations of the Federal Communications Commission

     7.8 Agreements. Schedule D accurately lists all Material Agreements. Except as indicated in Schedule D, there is no material default by or claim of material default against Seller or by Seller against any other party to the Agreements listed in Schedule D, or any notice of termination existing or given by Seller or, to Seller's knowledge, by any other party with respect to any such Agreement or any renewal, extension or replacement thereof. All of the Agreements are legal and binding on Seller and, to the best knowledge of Seller, binding on the other parties thereto in all material respects. True and correct copies of the Agreements listed in Schedule D are contained in Schedule D.

     7.9  Authorizations.

          (a) Status. Seller is the holder of all licenses, permits and authorizations necessary to operate the business of the Station as they now are being conducted and necessary for the lawful operation of the Station, including, without limitation, all Commission Authorizations. Seller is in compliance with all such licenses, permits and authorizations, all of which are in full force and effect. The Station are not operating pursuant to any waiverS, special reporting conditions, special temporary authority, permission to remain off the air, or any other similar permissions to operate in any manner inconsistent with the commission Authorizations attached hereto. There is no action pending or, to Seller's knowledge, threatened, before the Commission or other body to revoke, refuse to renew, suspend or modify any of the Commission Authorizations, or any action which may result in the denial of any pending applications, the issuance of any cease and desist orders, or the imposition of any administrative sanctions whatsoever with respect to the Station or its operation, nor is Seller aware of any circumstances which, to its knowledge, could result in an action to revoke, refuse to renew, suspend or modify any of the Commission Authorizations, deny any pending applications, or to issue of a cease and desist order, or impose any administrative sanctions whatsoever with respect to the Station or its operation. All of the Licenses have been renewed for the full term without conditions materially adverse to Seller or the operations of the Business. Seller has no knowledge of any reason why the Commission Authorizations would not be renewed or of any persons who intend to oppose renewal of the Commission Authorizations.

          (b) Reports. All material reports, applications and other documents required to be filed by Seller with the Commission or any other administrative body (and in the Public File) with respect to the Station or its operations have been timely and properly filed and all such reports, applications and documents are true and correct in all material respects.

     7.10 Litigation; Compliance with Law. Seller is in compliance in all material respects with all applicable federal, state and local laws, ordinances and regulations, including compliance with the Communications Act of 1934, as amended, and all rules and regulations issued thereunder. Other than proceedings of general applicability to the broadcasting industry and except as provided in Schedule M, there is no complaint, claim, litigation, investigation, or judicial, administrative, or other proceeding of any nature, including, without limitation, a grievance, arbitration, or insolvency or bankruptcy proceeding, pending, or to the best knowledge of Seller, threatened against Seller which could reasonably be expected to have a material adverse effect on the Station. Except as provided in Section 5, no consent, approval or authorization of, or any filing with, any governmental authority is required for the execution, delivery and performance of this Agreement by Seller.

     7.11 Insurance. Seller holds valid policies of insurance covering the Assets and the Station' business for all risks and contingencies, and in such amounts, as it considers normal and customary for its operations. Copies of such policies have been delivered to Buyer. Seller is in compliance with the requirements of its insurance policies in all material respects.

     7.12 Employees and Labor Relations.

          (a) Roster. A complete and accurate payroll roster for the Station that sets forth names, job titles, annual or hourly rate of pay and commission or bonus arrangements (as appropriate) for each employee or other person rendering services to the Station has been provided to Buyer.

          (b) Collective Bargaining Agreements. Seller is not a party to any collective bargaining agreement or employment agreement covering or relating to any of Station' employees, and has not recognized or received, and is not aware of, a demand for recognition by any labor union or other collective bargaining unit representing or claiming to represent any of the employees of the Station. Seller is not aware of any circumstances which, to its knowledge, could result in a claim of employment discrimination or an unfair labor practice.

          (c) Employee Benefit Plans. Seller is not a party to any pension, profit-sharing or bonus agreement or any other employee benefit plan or compensation arrangement except as disclosed to Buyer in writing.

     7.13 Payment of Taxes. Except for taxes not yet due and payable, all returns and reports concerning income taxes, franchise taxes, unemployment insurance, withholding and payroll taxes, sales taxes, personal property taxes, license taxes, social security taxes, and all other reports required to have been filed by the Seller relating to the Station have been duly filed, and all taxes, interest, and penalties which are due to any taxing authority have been duly paid or will be paid by the Closing Date.

     7.14 Environmental. To the best of Seller's knowledge, no hazardous or toxic materials (as hereinafter defined) exist in any structure located on, or exist on or under the surface of, any of the real property to be conveyed to or the leases assigned to Buyer pursuant to this Agreement. For purposes of this Agreement, "hazardous or toxic material" shall mean waste, substances, materials, smoke, gas, pollutants, contaminants, pollutants, asbestos or asbestos related products, PCB's, petroleum, crude oil (or any fraction or distillate thereof) or particulate matter designated as hazardous, toxic or dangerous, or requiring special handling, treatment or storage whether or not designated hazardous, toxic or dangerous under any environmental laws. For purposes of this Agreement "environmental law" shall be interpreted to mean the Comprehensive Environmental Response Compensation and Liability Act, any successor to such law, and/or any other applicable federal, state, or local environmental, health or safety law, rule or regulation concerning the treating, producing, handling, storing, releasing, spilling, leaking, pumping, pouring, emitting, or dumping of any waste, substance, materials, smoke, gas or particulate matter or imposing liability or standards in connection therewith.

     7.15 Intangibles. Schedule D is a true and complete list of all copyrights, trademarks, trade names, licenses, patents, permits, jingles, privileges and other similar intangible property rights and interests (exclusive of those required to be listed in other Schedules) applied for, issued to or owned by Seller or under which Seller is licensed or franchised and used or useful in the conduct of the business and operations of the station, all of which are, to the best of Seller's knowledge and except as otherwise noted on Schedule D, valid and in good standing and uncontested. Seller has received no notice and has no knowledge of any infringements or unlawful use of such property.

     7.16 Bankruptcy. No voluntary or involuntary petition in bankruptcy, receivership, insolvency, or reorganization with respect to Seller, or petition to appoint a receiver or trustee of Seller's property, has been filed by or against Seller. Seller has not made any assignment for the benefit of its creditors, and it is neither insolvent nor unable to pay its debts as they become due and has not permitted any judgment, execution, attachment or levy against it or against any of its properties to remain outstanding or unsatisfied for more than thirty (30) days.

     7.17 Disclosure. Neither this Agreement nor any other document, certificate or schedule delivered pursuant hereto by or on behalf of Seller contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

                                   SECTION 8

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows:

     8.1 Organization and Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of __________________. Buyer has full corporate power and authority to own the Assets and to carry on the business of the Station as it is presently conducted and at Closing will be qualified and in good standing in the State of California.

     8.2 Authority. Buyer has the corporate power and authority to execute, deliver and perform this Agreement and the transactions or documents contemplated hereby. The execution, delivery and performance of this Agreement and Buyer's Closing Documents have been duly authorized by Buyer's board of directors and shareholders.

     8.3 Conflicts. The execution, delivery and performance by Buyer of this Agreement do not violate any contract provision or other commitment to which Buyer is a party or under which Buyer or its property is bound, or any law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority.

     8.4 Binding Effect of Agreement. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms Upon execution, the Buyer's Closing Documents will constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms.

     8.5 Litigation; Compliance with Law. There is no complaint, claim, litigation, investigation, or judicial, administrative, or other proceeding of any nature, including, without limitation, a grievance, arbitration, or insolvency or bankruptcy proceeding, pending, or to Buyer's knowledge, threatened against Buyer, which could have a material adverse effect on Buyer's ability to perform its obligations hereunder. Except as provided in Section 5, no consent, approval or authorization of, or any filing with, any governmental authority is required for Buyer's execution, delivery and performance of this Agreement.

     8.6 Disclosure. Neither this Agreement nor any other document, certificate or schedule delivered pursuant hereto by or on behalf of Buyer contains or will contain any untrue statements of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

     8.7 Qualification. Buyer knows of no fact that would, under existing law and the existing rules, regulations, policies and procedures of the Commission, disqualify Buyer as an assignee of the Commission Authorizations or as the owner and operator of the Station. Buyer shall not take any action which would cause the Commission or any other governmental authority to institute proceedings regarding Buyer's qualifications to become the licensee of the Station or take any other action which would result in Buyer being in noncompliance in any material respect with the requirements of the Communications Act of 1934, as amended, or any other applicable law, or the rules and regulations of the Commission (or any other governmental authority having jurisdiction).

                                   SECTION 9

                                   COVENANTS

     9.1 Covenants of Seller. Seller covenants and agrees that between the date hereof and the Closing Date, except as contemplated by this Agreement or with the prior consent of Buyer, the business and operations of the Station will be conducted in accordance with the following:

          (a)  Negative Covenants.

               (i) Contracts. Seller will not enter into any contract or commitment relating to the Station or the Assets except in the ordinary course of business and consistent with the other provisions of this Agreements.

               (ii)   Disposition of Property.   Seller will not sell, assign,
lease, encumber or otherwise transfer or dispose of any of the Assets except in the ordinary course of business and shall replace any material property which it transfers with an asset of comparable value and utility.

               (iii) Employee Benefits. Seller will not increase the compensation or other benefits or bonuses payable or to become payable to any of the employees of the Station, and will not enter into any employment agreements other than those terminable at will or terminable prior to Closing, and Seller may perform the employment agreements listed on Schedule D.

               (iv) Licenses. Seller will not cause or permit, by any act or failure to act, the licenses, permits and other authorizations listed in Schedule A to expire or to be surrendered or modified, or take any action which would cause the Commission or any other governmental authority to institute proceedings for the suspension, revocation or adverse modification of any of said licenses, permits and authorizations, or fail to prosecute with due diligence any pending applications to any governmental authority, or take any other action within its control which would result in the Station being in material noncompliance with the requirements of the Communications Act of 1934, as amended, or any other applicable law, or the rules and regulations of the Commission (or any other governmental authority having jurisdiction).

          (b)  Affirmative Covenants.

               (i) Preservation of Business. Seller will conduct the business and operations of the Station ln substantially the same manner as heretofore in all matters concerning Station operation and in conformity with all applicable laws, rules and regulations. It will exercise reasonable commercial efforts to preserve the business and organization of the Station intact, to keep available to the Station its present employees, to preserve for the Station its respective present relationships with suppliers and customers and others having business relations with it, and to maintain the Station's goodwill and operating facilities. Seller will continue its promotional activities at a level consistent with past practices.

               (ii) Access to Information. From the date of this Agreement to the Closing Date, upon reasonable notice, Seller will give to Buyer and its respective counsel, accountants, engineers and other authorized representatives reasonable access during normal business hours to the Assets and to the books and records of the Station, and will furnish or cause to be furnished to Buyer and its authorized representatives all information relating to the Assets as they may reasonably request.

               (iii) Maintenance of Assets. Seller will (a) maintain all of the Assets or replacements thereof in their present condition, ordinary wear and tear excepted: (b) maintain in effect music service agreements, program contracts and rights, and advertising and promotion activities at levels consistent with past operations of the Station; and (c) maintain supplies of inventory and spare parts consistent with past practice.

               (iv) Authorizations. Seller will conduct the business and operations of the Station in accordance with applicable rules and regulations of the Commission and the licenses, permits and other authorizations issued to it by the Commission or by any other governmental authority.

               (v) Insurance. Seller will maintain in force the existing hazard and liability insurance policies, or comparable coverage, for the Station and the Assets, and will use the proceeds of any such policies to repair or restore any damaged Assets.

               (vi) Contracts. Prior to the Closing Date, Seller shall deliver to Buyer a list and complete copies of all Material Agreements entered into between the date hereof and the Closing Date. Buyer shall have the right, but not the obligation (unless Buyer shall have consented in writing to Seller's execution of any such Material Agreement), to assume such Material Agreements. Seller will perform its obligations under the Contracts and will not fail to renew any Contract without prior notice to, and discussion with, Buyer.

               (vii) Consents and Approvals. Where the consent of any third party is required under the terms of any of the Agreements to be assigned by it hereunder, Seller will use its best efforts to obtain such consent.

               (viii) Commission Notices. Seller shall provide Buyer with copies of all filings it makes with the Commission and any notices from the Commission relating to the Station or the Commission Authorizations.

               (ix) Litigation. Seller shall give Buyer notice of any litigation or proceedings against Seller that would have a material adverse effect on Seller, the Assets or Seller's ability to perform its obligations hereunder, together with copies of all pleadings relating thereto.

     9.2 Joint Covenants. Buyer and Seller covenant and agree that they shall act in accordance with the following:

          (a) Conditions. The parties hereto will use their reasonable best efforts to fulfill the conditions to their obligations hereunder and to cure any event that may occur which would prevent the fulfillment of such conditions.

          (b) Confidentiality. The parties shall use their best efforts to keep confidential all information obtained by them with respect to the other in connection with this Agreement. None of the parties shall disclose, or make any public statements regarding, the existence of this Agreement or any of the terms and conditions hereof, without obtaining the prior consent of the others.


          (c) Cooperation. The parties hereto shall cooperate fully with each other in taking any actions, including actions to obtain the required consent of any governmental instrumentality or any third party, necessary or helpful to accomplish the transactions contemplated by this Agreement.

          (d) Governmental Consents. If the consent of any governmental instrumentality contains any condition, the party upon which such condition is imposed shall use its best, diligent and good faith efforts to comply therewith before the Closing Date; provided, however, that no party hereto shall be required hereunder to comply with any condition where compliance would be unduly burdensome or would have a material adverse effect upon it.

          (e) Control of the Station. Notwithstanding any other provision of this Agreement, prior to the Closing Date Buyer shall not directly or indirectly control, supervise or direct the operations of the Station; such operations, including complete control and supervision of all programs, employees, and policies, shall be the sole responsibility of Seller.

          (f) Further Assurances. Each party hereto covenants on and after the Closing Date to execute such documents or instruments or take such other steps as may be reasonably requested by any other party hereto to confirm, perfect or document the transactions contemplated hereunder.

                                  SECTION 10

                                  CONDITIONS

     10.1 Conditions Precedent to Obligations of Buyer. The obligations of the Buyer under this Agreement are subject to the satisfaction of each of the following express conditions precedent on the Closing Date;

          (a) Final Order. Unless the requirement for finality is waived by Buyer, the Final Order of the commission for the assignment of the Commission Authorizations shall be in effect with no condition materially adverse to Buyer.

          (b) Closing Documents Seller shall have delivered to Buyer all of Seller's Closing Documents.

          (c) Representations and Warranties. Each of the representations and warranties of Seller contained in this Agreement or in any schedule, certificate, or document delivered pursuant to the provisions hereof shall be true, correct and complete in all material respects at and as of the Closing Date with the same force and effect as if made on and as of the Closing Date

          (d) Performance. Seller shall have performed and complied with, in all material respects, all covenants, agreements and obligations required by this Agreement to be performed or complied with by it prior to the Closing Date.

          (e) Liens. Following application of the proceeds of the sale of the Assets, there shall be no outstanding mortgages, liens, security agreements, or other charges and encumbrances on the Assets.

          (f) Consents. Seller shall have obtained all consents required for the assignment of the Agreements to Buyer without any material change and without any condition (i) adverse to Buyer "exclusive of conditions expressly set forth in the Agreements), or (ii) requiring that defaults under such Agreements arising prior to the Closing Date be cured. The form of the consent for the assignment of the leases for the studio and transmitter sites shall be reasonably acceptable to Buyer.

          (g) Litigation. There shall be no pending litigation seeking to prohibit or otherwise enjoin the transactions contemplated by this Agreement.

     10.2 Conditions Precedent to Obligations of Seller. The performance of the obligations of the Seller under this Agreement is subject to the satisfaction of each of the following express conditions precedent on the Closing Date:

          (a) Final Order. Unless the requirement for finality is waived by Buyer, the Final Order of the Commission for the assignment of the Commission Authorizations shall be in effect.

          (b) Representations and Warranties Each of Buyer's representations and warranties contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true, correct and complete in all material respects at and as of Closing Date with the same force and effect as if made on and as of the Closing Date.

          (c) Performance. Buyer shall have performed and complied with, in all material respects, all covenants, agreements and obligations required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (d) Closing Documents. Buyer shall have delivered to Seller all of Buyer's Closing Documents.

          (e) Litigation. There shall be no pending litigation seeking to prohibit or otherwise enjoin the transactions contemplated by this Agreement.

                                  SECTION 11

                                   BROKERAGE

     Buyer and Seller represent and warrant to each other that they know of no broker, finder, or intermediary which has been involved in the transactions provided for in this Agreement or which might be entitled to a fee or commission upon the consummation of such transactions other than The Exline Company, and Seller acknowledges that The Exline Company's fees are the sole responsibility of Seller and shall be paid by Seller in accordance with the agreement between them. Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against any claim of any such obligation or liability, and any expense incurred in defending against any such claim, including reasonable attorneys' fees, that shall have resulted from any contract, agreement, or action by the Seller in connection with this Section 11.

                                  SECTION 12

                               INDEMNIFICATION

     12.1 Seller. Seller covenants and agrees to defend, indemnify, defend and hold harmless Buyer from and against any and all loss, cost, liability, claim, damage and expense (including legal and other expenses incident thereto) arising out of (a) the breach of any representation or warranty of Seller set forth in this Agreement (including the inaccuracy of any schedules hereto or other written information provided to Buyer); (b) the breach of any of the covenants or other agreements of Seller contained in or arising out of this Agreement or the transactions contemplated hereby; (c) the operations of Station prior to the Closing Date; and (d) any liabilities of Seller not assumed by Buyer hereunder and as to which Buyer incurs liability.

     12.2 Buyer. Buyer covenants and agrees to indemnify, defend and hold harmless Seller from and against any and all losses, cost, liability, claim, damage and expense (including legal and other expenses incident thereto) arising out of (a) the breach of any representation or warranty of Buyer set forth in this Agreement; (b) the breach of any of Buyer's covenants or other agreements contained in or arising out of this Agreement or the transactions contemplated hereby; (c) any liabilities assumed by Buyer herein; or (d) the conduct of the business and operations of the Station following the Closing.

     12.3 Notice of Claim. Buyer and Seller, upon discovery of the breach of any of the representations, warranties or covenants of the other under this Agreement, shall each give to the other prompt written notice of the discovery of such breach. If any action, suit or proceeding shall be commenced, or any claim or demand be asserted in respect of which a party proposes to seek indemnification from the other under this Section 12, then such party (hereinafter the "Claimant") shall notify the party or parties from whom indemnification is sought (hereinafter the "Indemnifying Party") to that effect in writing with reasonable promptness and in any event, if such claim arises out of a claim by a person or entity other than the Claimant, then within ten
(10) days after notice of such claim was given to the Claimant; provided, however, that the Claimant's failure to give such notice to the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder unless, and only to the extent that, it has a prejudicial effect on the Indemnifying Party's ability to defend the claim.

     12.4 Assumption and Defense of Third-Party Action. If any claim hereunder arises out of a claim against the Claimant by a third party, the Indemnifying Party shall have the right, at its own expense, to participate in or assume control of the defense or settlement of such claim, and the Claimant shall fully cooperate with the Indemnifying Party subject to reimbursement for actual out-of-pocket expenses incurred as the result of a request by the Indemnifying Party. If the Indemnifying party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If a claim requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim, it shall be bound by the results obtained by the Claimant with respect to such claim

     12.5 Limitation.  No claim for indemnification may be brought under
Section 12 hereof unless such claim is first asserted in writing prior to the first anniversary of the Closing Date; provided, however, that the foregoing limitation shall not apply to claims by third parties with respect to liabilities of Seller not assumed by Buyer.

                                  SECTION 13

                              TERMINATION RIGHTS

     13.1 General. This Agreement may be terminated by either Buyer or Seller, if the terminating party is not then in material default, upon written notice to the other upon the occurrence of any of the following:

          (a) If the purchase of the Assets by Buyer pursuant to this Agreement shall not have been closed on or before a date six (6) months from the date of the acceptance by the FCC of the application for consent to the assignment of the License;

          (b) Subject to Section 14 hereof, if the non-terminating party materially defaults in the observance or in the due and timely performance of any of its covenants or agreements herein contained;

          (c) Subject to Section 14 hereof, if on the closing Date any of the conditions precedent to the obligations of the terminating party have not been satisfied or waived by the terminating party; or

          (d) If there shall be in effect on the Closing Date any judgment, decree or order that would prevent or make unlawful the closing of this Agreement, provided that no party shall be allowed to terminate pursuant to this section if it is responsible for the judgment or decree that prevents Closing.

     13.2 Notwithstanding any other provision of this Section 13, any termination pursuant to paragraphs (b) or (c) of Section 13.1 shall not be effective unless and until (1) the terminating party shall have given to the other party written notice of termination so as to afford the other party the opportunity to cure, and (2) the non-terminating party shall have failed to cure the default or the failure of the condition within thirty (30) days after its receipt of the notice from the terminating party.

                                  SECTION 14

                                 RISK OF LOSS

     14.1 Generally. The risk of any loss or damage to the Assets by any casualty or cause, reasonable wear and tear excepted, prior to Closing Date, is assumed and shall be borne by the Seller at all times before Closing Date. If any such loss or damage occurs, Seller shall give prompt written notice of the loss or damage to Buyer. Buyer shall have the right in the event the loss or damage exceeds $50,000 and the property will not be substantially repaired or restored within sixty (60) days at Seller's expense, which right shall be exercisable within ten (10) days after receipt of notice from Seller, to (i) terminate this Agreement, or (ii) elect to consummate the Closing and accept the property in its "then" condition, in which event Seller shall assign all rights under any insurance claims covering the loss theretofore received by Seller with respect thereto. If Seller seeks to restore any damaged property and the restoration extends beyond the period within which the Commission has approved the transfer of the Commission Authorizations to Buyer, the parties agree to join in an application to the Commission to extend such period.

     14.2 Broadcast Transmission of Station Prior to Closing. If, prior to the Closing Date, the Station incurs any unusual operating problems which affects its ability to provide uninterrupted broadcast service at substantially full licensed power and antenna height, Seller shall provide Buyer, as soon as practicable, with written notice of such problem and the measures being taken to correct same. If any event occurs which prevents the broadcast transmission of the Station with substantially full licensed power and antenna height as described in the licenses in the manner in which it has heretofore been operating, and (i) such facilities are not restored so that operations are resumed within three (3) days of such event or so that operations are not resumed with substantially full licensed power and antenna height within five
(5) days of such event, or (ii) in the case of more than one event the aggregate number of days preceding such restoration from all such events exceeds five (5) days, or (iii) if any one of the Station are off the air more than four separate days for a period, in each case, exceeding three (3) hours, then Seller shall be deemed to be in breach of this Agreement and Buyer may terminate this Agreement forthwith without any further obligation hereunder upon written notice to Seller.

                                  SECTION 15

                                    NOTICES

     All notices, requests, demands, waivers, consents and other communications required or permitted hereunder shall be in writing and be deemed to have been duly given on the earlier of receipt of such communications or three (3) days after deposit in the United States Mail, registered or certified, postage prepaid, addressed to the party to be notified as follows:

     If to Seller:



     With a copy to:



     If to Buyer:



     With a copy to:



     Any party may change its address for notice purposes by providing a notice in accordance with this Section.

                                  SECTION 16

                              LIQUIDATED DAMAGES

     In the event that the conditions to Buyer's obligations set forth in
Section 10.1 have been satisfied or waived and the parties do not consummate the transactions contemplated by this Agreement as a result of Buyer's breach hereof, then upon termination of this Agreement under Section 13 hereof Buyer shall pay Seller $40,000 as liquidated damages as its sole remedy for Buyer's breach of this Agreement. The payment from Buyer to Seller shall be made by the Escrow Agent from the sums deposited into the Purchase Escrow. The parties hereto agree that liquidated damages payable to Seller under this section are to be the sole and exclusive remedy of Seller hereunder and are to be paid as complete, reasonable, and adequate liquidated damages and not as a penalty or forfeiture and that the reason for the inclusion of such provisions in this Agreement is that, at the time of the execution of this Agreement, the determination of the actual damages to Seller resulting from any action requiring the payment of such liquidated damages would be impracticable or extremely difficult to ascertain. Seller waives any other remedy or claim for damages it may have.

                                  SECTION 17

                                 MISCELLANEOUS

     17.1 Headings. The headings of the Sections of this Agreement are for convenience of reference only, and do not form a part thereof, and do not in any way modify, interpret or construe the meaning of the sections themselves or the intentions of the parties.

     17.2 Entire Agreement. This Agreement, together with the Schedules hereto which are incorporated herein by reference, and any other agreements entered into contemporaneously herewith, set forth the entire agreement of the parties and are intended to supersede all prior negotiations, understandings, and agreements and cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification shall have been agreed to by each of the parties hereto and reduced to writing in its entirety and signed and delivered by each party.

     17.3 No Waiver. No provision, condition or covenant of this Agreement shall be waived by either party hereto except by a written instrument delivered to the other party and signed by the party consenting to and to be charged with such waiver.

     17.4 Third Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer on any person other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     17.5 Other and Further Documents. The parties hereto agree to execute, acknowledge and deliver, at or after the Closing Date, such other and further instruments and documents as may be reasonably necessary to implement, consummate and effectuate the terms of this Agreement, the effective vesting in Buyer of title to the Assets and/or the successful processing by the Commission of the application to be filed with it.

     17.6 Counterparts. This Agreement may be executed in counterparts, all of which together shall comprise one and the same instrument.

     17.7 Good Faith. All parties hereto shall act in good faith in performing and discharging their respective duties and obligations hereunder.

     17.8 Time.  Time shall be of the essence in this Agreement.

     17.9 Governing Law. The parties agree that this Agreement will be interpreted, construed, and enforced under and according to the laws of the State of California.

     17.10 Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as provided herein, neither of the parties hereto may voluntarily or involuntarily assign their interest under this Agreement prior to the Closing Date without the prior written consent of the other party, provided that such consent shall hot be unreasonably withheld, and further provided that Buyer may assign its rights and obligations hereunder to a corporation or limited partnership with respect to which it is the primary shareholder.

     17.11 Attorneys' Fees. Each party shall pay its own attorneys' fees and expenses which it initiates, creates, or incurs in connection with the negotiation, preparation and execution of this Agreement.

     17.12 Specific Performance. Seller acknowledges that the Assets and the business of the Station constitute unique property, and that there is no adequate remedy at law for the damage which Buyer might sustain for the failure of Seller to consummate the transactions contemplated by this Agreement. Accordingly, Buyer shall be entitled, at its option, to the remedy of specific performance to enforce the sale of the Assets pursuant to this Agreement, or to damages in the event of a breach hereof by Seller.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed and executed by their proper officers "hereunto duly authorized as of the day and year first above written.

SELLER:                            BUYER:

QUALITY BROADCASTERS OF CALI-      ALTA CALIFORNIA BROADCASTING,
FORNIA, L.P.                       INC.




By :     /s/                       By:   /s/ John C. Power
      ------------------------          ------------------------------------
       May 3, 1996

                                  SUPPLEMENT


     The attached Purchase Agreement is signed by Alta California Broadcasting, Inc. ("Alta") and Quality Broadcasts of Redding, L.P. ("Quality") subject to the following conditions:

1. Alta may, at its election, assign its rights but not its obligations under the Purchase Agreement either to Northern California Broadcasting, Inc., a Colorado corporation which is a wholly owned subsidiary of Alta;

2. In the event of any such assignment, Alta will guaranty the full performance of the subsidiary of all obligations under the Purchase Agreement, including but not limited to full payment of the Promissory Note and full performance or all security agreements and documents;

3. Any pledge of stock required under the Purchase Agreement will be a pledge of all the stock of the entity or entities which acquire the license and the assets being sold under the Purchase Agreement; and

4. All security agreements will be senior security agreements with no other entity holding a security interest senior to or pari passu with the security interest of Quality.

5. Replace the reference to John Power in 2.4(c) with a reference to Redwood Broadcasting, Inc., a California corporation, the parent of Alta.


     Alta                               Quality



By:   /s/ John C. Power            By:   /s/
     -------------------------          ---------------------------------------

Date:     May 3, 1996              Date:    May 3, 1996
      ------------------------           --------------------------------------

Agreed:   /s/ John C. Power


Redwood Broadcasting, Inc.

                         May 3, 1996
Date:   John C. Power
       -----------------------